                                                           EXHIBIT 10.30


         AGREEMENT, dated as of December 9, 1996, by and among Telephone Marketing Programs Incorporated, a Delaware corporation ("TMP"), TMP Worldwide Inc., a Delaware corporation ("Old TMP"), Worldwide Classified Inc., a Delaware corporation ("WCI"), and Andrew J. McKelvey ("McKelvey"), an officer and director of TMP, Old TMP and WCI.

         WHEREAS, Old TMP, WCI and McKelvey have been named as defendants in an action styled as Fred Donald Tender v. TMP Worldwide Inc., Worldwide Classified Inc. and Andrew J. McKelvey, filed in the Supreme Court of the State of New York (the "Litigation"); and

         WHEREAS, pursuant to an executory Agreement and Plan of Merger, Old TMP and WCI will merge into TMP; and

         WHEREAS, TMP is engaged in the initial public offering of its securities (the "Offering"); and

         WHEREAS, McKelvey believes the Litigation is without merit but McKelvey is desirous of facilitating the Offering; and

         WHEREAS, McKelvey acknowledges that TMP has disclosed the existence of this Agreement in connection with the Offering.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

         1. Indemnification of TMP. Subject to the limitations set forth in this Agreement, McKelvey will indemnify and pay on behalf of TMP the amount (not including attorneys' fees) of a final judgment, not subject to further appeal, that is adverse to TMP, resulting from the Litigation. A judgment requiring TMP to issue shares of its capital stock shall be deemed a judgment adverse to TMP. McKelvey will also indemnify and pay on behalf of TMP any amount (not including attorneys' fees) resulting from the settlement of the Litigation by TMP, provided that McKelvey consents in writing to such settlement, which consent shall not be unreasonably withheld.

         2. Limitations on Indemnity. McKelvey shall not be obligated under this Agreement to make any payment to TMP for which and to the extent payment is made to or is actually available to TMP under an insurance policy or indemnification by any other person or otherwise. This Agreement is made by McKelvey solely for the benefit of TMP and its successors and for no other person or entity. The parties hereto agree that no right of subrogation shall be created by anything set forth herein for it

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is the intention of the parties that the indemnification by McKelvey does not extend to any claims subject to insurance or other indemnification.

         3. Enforcement. If a claim under this Agreement is not paid by McKelvey, or on his behalf, within thirty days after a written demand has been made by TMP, TMP may at any time thereafter bring suit against McKelvey to recover the unpaid amount of the claim, and if successful in whole or in part, TMP shall be entitled to be paid, in addition to the amount of the claim, the expenses of prosecuting such claim, including reasonable attorneys' fees.

         4. Notice. TMP shall give McKelvey notice in writing of any demand for indemnification under this Agreement. Notice to McKelvey shall be given at his principal office and shall be deemed received if sent by certified mail properly addressed, return receipt requested, the date of such notice being the date postmarked.

         5. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, McKelvey shall nevertheless indemnify TMP to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated by such court or by any other applicable law.

         6. Applicable Law. This Agreement shall be governed by and construed in accordance with New York law.

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         8. Successors and Assigns. This Agreement shall be binding upon McKelvey and his successors and assigns.

         9. Continuation of Indemnification. The indemnification under this Agreement shall continue as to TMP even though McKelvey may have ceased to be a director and/or officer of TMP and shall inure to the benefit of TMP's successors.

         10.  Waiver.    McKelvey hereby waives his right to indemnification
from TMP for any expenses incurred by McKelvey in connection with the Litigation.

         11. Amendment. The scope of the indemnification contained in this Agreement may be amended only by the unanimous vote of the full Board of Directors of TMP.
         12. Complete Agreement. This Agreement constitutes the full agreement of the parties and no prior representations or agreements shall be relied upon by any party in construing this Agreement or in determining its validity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

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  s/ Andrew J. McKelvey
  ________________________________
          Andrew J. McKelvey



TELEPHONE MARKETING PROGRAMS INCORPORATED


By: s/ Thomas G. Collison
   ______________________________



TMP WORLDWIDE INC.


By: s/ Thomas G. Collison
   _______________________________


WORLDWIDE CLASSIFIED INC.


By: s/ Thomas G. Collison
   _______________________________